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                                                                    EXHIBIT 99.1



                                STATEMENT OF THE

             CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF

                                 E.PIPHANY, INC.



                                August 14, 2002



        Each of the undersigned officers of E.piphany, Inc., a Delaware corporation (the "Company"), hereby certifies, pursuant to Section 1350 of Chapter 63 of title 18, United States Code, that:

1. The Quarterly Report on Form 10-Q to which this statement is an exhibit fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.



                                             /s/ Roger S. Siboni
                                             -----------------------------------
                                             Roger S. Siboni
                                             Chief Executive Officer


                                             /s/ Kevin J. Yeaman
                                             -----------------------------------
                                             Kevin J. Yeaman
                                             Chief Financial Officer